UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2008
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
Item 2.05 Costs Associated with Exit or Disposal Activities
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 1.02. Termination of a Material Definitive Agreement
          On November 25, 2008, Somaxon Pharmaceuticals, Inc. (the “Company”) notified Avnet, Inc. (“Avnet”) that the Company exercised its contractual right to terminate the Sublease (the “Sublease”) with Avnet relating to the Company’s corporate headquarters at 3721 Valley Centre Drive, San Diego, California.
          The effective date of termination of the Sublease will be July 28, 2009. In connection with such termination, the Company is obligated to pay to Avnet a termination fee of $350,000 plus Avnet’s costs to restore the subleased premises to their condition prior to the Company’s occupancy. Such payment will be due on June 28, 2009.
          The Company is terminating the Sublease because it believes that based on its anticipated need for office space and the current market for corporate office space in the San Diego, California area, the Company may be able to significantly reduce its future rent expense.
          The current base rent is $84,512.04 per month. The Sublease also calls for the payment of additional monthly rent consisting of a portion of common area and pass-through expenses in excess of threshold amounts.
Item 2.05 Costs Associated with Exit or Disposal Activities
          On December 1, 2008, the Company committed to a plan of termination that resulted in a work force reduction of 22 employees in order to reduce operating costs. The Company commenced notification of employees affected by the workforce reduction on December 1, 2008, and the workforce reduction is expected to be completed by December 31, 2008.
          Each affected employee will be eligible to receive a severance payment. Payment of these severance benefits to each affected employee is contingent on the affected employee entering into a separation agreement with the Company, which agreement includes a general release of claims against the Company. The severance payments are expected to be approximately $251,000 in the aggregate.
          Certain of the affected employees entered into consulting agreements with the Company that will expire on June 30, 2009. The Company cannot estimate with any certainty the amounts that may be paid, if any, for consulting services under such agreements. Each affected employee that enters into such a consulting agreement will receive restricted stock units (“RSUs”) under the Company’s 2005 Stock Incentive Plan (the “Plan”). Vesting of the RSUs held by each such affected employee will be conditioned upon both approval by the U.S. Food and Drug Administration (the “FDA”) of the Company’s New Drug Application for Silenor® (doxepin) for the treatment of insomnia (the “NDA”) and such affected employee’s subsequent re-hiring by the Company. Based on a closing stock price of the Company’s common stock on the Nasdaq Global Market of $1.22 per share at December 1, 2008, the aggregate fair value of these RSUs was approximately $121,000. At this time, we cannot estimate with any certainty the timing, if any, of FDA approval of Silenor or the re-hiring of the employees. Non-cash expense relating to these RSUs will be recognized when such conditions are considered probable of being achieved. The affected employees’ outstanding stock options will continue to vest through the expiration of the consulting agreements on June 30, 2008.
          Each of the affected employees that did not enter into a consulting agreement with the Company was provided with an additional three months of vesting under each of such employee’s outstanding stock options granted under the Plan or the Company’s 2004 Equity Incentive Award Plan, and was provided with 180 days following the date of such employee’s termination of employment to exercise any of such options. In connection with such benefits, the Company expects to incur non-cash charges in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R) of approximately $77,000 in the aggregate.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     1. Amendments to Director Compensation. On November 28, 2008, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Compensation Committee of the Board, approved an amendment to Company’s Director Compensation Policy, as well as an amendment to its employment agreement with its Executive Chairman of the Board, David F. Hale (the “Amendment”).
          As amended, the Director Compensation Policy provides that non-employee directors will receive their quarterly retainers for service on the Board or committees of the Board and their fees for attending meetings of the Board and committees of the Board in RSUs under the Plan. After each calendar quarter, each director will receive a number of RSUs calculated by dividing the total amount of such retainers and fees due to such director relating to such quarter by the closing price of the Company’s common stock on the Nasdaq Global Market on the last trading day of such quarter.
          Pursuant to the Amendment, Mr. Hale’s current cash compensation of $15,000 per month will be payable in RSUs under Plan. After each calendar month, Mr. Hale will receive a number of RSUs calculated by dividing such monthly compensation by the closing price of the Company’s common stock on the Nasdaq Global Market on the last trading day of such calendar month.
          All of such RSUs will vest upon the first date included within an open trading window under the Company’s Insider Trading Policy (the “Policy”) following the first commercial sale of Silenor in the United States, subject to each director’s continued service to the Company on such date. Any RSUs issued after such date will vest upon the first date included within an open trading window under the Policy following the date of issuance, subject to each director’s continued service to the Company on such date. In the event of a change in control prior to the vesting of such RSUs, 100% of the unvested RSUs will vest upon the consummation of the change in control.
          Under the Director Compensation Policy, each non-employee director is eligible to receive a quarterly retainer of $6,250, or $25,000 annually, for service on the Board. The non-employee directors also receive retainers for their service on Board committees. The Chairman of the Audit Committee of the Board receives a quarterly retainer of $2,500, or $10,000 per year. Each other member of the Audit Committee receives a quarterly retainer of $750, or $3,000 per year. Each member of the Compensation Committee of the Board receives a quarterly retainer of $625, or $2,500 per year, and each member of the Nominating/Corporate Governance Committee of the Board receives a quarterly retainer of $250, or $1,000 per year.
          Each non-employee director is also eligible to receive an incremental stipend of $1,500 for each Board meeting attended in person, or $750 for each Board meeting attended by telephone, and $1,000 for each committee meeting attended in person, or $500 for each committee meeting attended by telephone.
          The remaining provisions of the Director Compensation Policy remain unchanged. A complete copy of the Amendment and the form of RSU agreement will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008.
     2. Issuances of Restricted Stock Units. On November 28, 2008, the Board, upon the recommendation of the Compensation Committee of the Board, approved the issuance of RSUs under the Plan to each of the named executive officers of the Company.

          The number of RSUs received by each named executive officer is as follows:

		Number of RSUs
Name	Title	Received
David F. Hale	Executive Chairman of the Board	37,500
Richard W. Pascoe	President and Chief Executive Officer	60,000
Susan E. Dubé	Senior Vice President, Corporate and Business Development	37,500
Philip Jochelson, M.D.	Senior Vice President and Chief Medical Officer	37,500
Jeffrey W. Raser	Senior Vice President, Sales and Marketing	37,500
Meg M. McGilley	Vice President and Chief Financial Officer	37,500
          All of such RSUs will initially be unvested and will vest as follows: one third of such RSUs will vest upon approval by the FDA of the NDA, one third of such RSUs will vest upon the first commercial sale of Silenor in the United States, and the remaining one-third of such RSUs will vest on December 31, 2009. In order to have his or her RSUs vest, an executive officer must be providing services to the Company on the applicable vesting date.
          Except with respect to such RSUs held by Mr. Hale, in the event of a change in control prior to the approval of the NDA, 50% of the unvested RSUs will vest upon the consummation of the change in control. The remaining 50% will be converted into the right to receive cash at the time of the consummation of the change in control based on the value of the transaction, with such cash to be paid to the executive upon attainment of the applicable vesting condition. In addition, if an executive is terminated without cause or resigns for good reason following the change of control but prior to the attainment of the vesting condition, such cash would be paid to him or her in full upon such termination or resignation. The RSUs held by Mr. Hale will vest in full upon the consummation of a change in control.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: December 2, 2008
	By:	/s/ Meg M. McGilley
	Name:	Meg M. McGilley
	Title:	Vice President and Chief Financial Officer